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                                                                    EXHIBIT 10.3


                       STUDENT LOAN MARKETING ASSOCIATION
                           DEFERRED COMPENSATION PLAN
                                 FOR DIRECTORS






                                                           REVISED FEBRUARY 1995
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                       STUDENT LOAN MARKETING ASSOCIATION
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS



1.       DEFERRAL OPPORTUNITY

         Any Director of the Student Loan Marketing Association (the "Corporation") may elect on or before the last day of any calendar year to defer receipt of either all or a specified part of his Director's fees for the calendar year following the year in which such election is made (the "Deferral Election"). Any amount so deferred (the "Deferred Amount"), shall be accumulated and paid out as hereinafter provided. An individual may make an election prior to commencing his initial term as a member of the Board and such election shall be effective as of the date he commences such term.

2.       PARTICIPATION

         To participate in this Plan, a Director shall submit to the Corporation a Deferral Election form relating to all or part of the fees he is entitled to receive as a Director.

3.       DEFERRAL ELECTION

         Upon filing a Deferral Election, a Director shall designate the amount to be deferred; elect the deferral period; elect to have such deferred amounts invested in cash, in shares of the Corporation's common stock or a successor class of stock ("Common Stock"), or some combination of both; elect the manner of payment; and designate a beneficiary.

         A.      Amount to be Deferred

                 A Director may elect to defer all or a portion of his annual retainer, meeting fees, or per diem payments.

                 Any amount so deferred shall be accumulated in an account (the "Deferred Account") and paid out as hereinafter provided.

         B.      Deferral Period

                 At the election of the Director, the payment of the Deferred Account shall commence as soon as administratively possible after:

                 (i) the first day of the tenth month after the Director ceases to be a Director of the Corporation for any reason, including death,

                 (ii) the first day of the tenth month after the Director both ceases to be a Director and attains an age specified by the Director at the time of the Deferral Election, or

                 (iii) the expiration of a period of years not shorter than three years.

                 A Director shall not be allowed to receive the Deferred Account before the expiration of the Deferral Period, unless the Director meets the requirements of a hardship as provided in Section 7, nor shall a Director be allowed to defer his Deferred Account beyond the Deferral Period.




                                                           REVISED FEBRUARY 1995
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         C.      Investment Election

                 (i) CASH ACCOUNT. If the Director elects to have all or a portion of his Deferred Account invested in cash:

                          The Corporation shall maintain a separate memorandum account ("the Cash Account"), reflecting the Corporation's liability to the Director for the deferred earnings. All deferred earnings that are invested in cash shall be credited to the Cash Account at the time such earnings would have been paid but for the Deferral Election. Amounts credited to the Cash Account shall earn interest, compounded quarterly, on March 31st, June 30th, September 30th, and December 31st, at an effective rate equal to the quarterly average of the monthly five-year Treasury Constant Maturity Rate listed on the Federal Reserve Statistical Release H.15.

                 (ii) STOCK ACCOUNT. If the Director elects to have all or a portion of his Deferred Account invested in Common
                          Stock:

                          The Corporation shall maintain a separate memorandum account ("the Stock Account"), reflecting the Corporation's liability to the Director for the Deferred Account, measured in accordance with the value of Common Stock. All deferred earnings that are invested in Common Stock shall be converted into a number of shares (or fraction thereof) of Common Stock and such number of shares shall be credited to the Stock Account at the time such earnings would have been paid but for the Deferral Election. The Stock Account will be credited with additional shares determined by reference to any dividends paid on or adjustments to Common Stock through the date of distribution. The conversion of deferred earnings, dividends, or other cash payments into a number of shares of Common Stock shall be based on the fair market value of a share of Common Stock at the close of business on the business day immediately preceding the date on which a Director receives a credit to his Stock Account under this Plan, which shall be the last sale price on the New York Stock Exchange.

                 Directors shall receive quarterly statements reflecting their Deferred Account balances.

         D.      Manner of Payment

                 A Director may elect to receive his Deferred Account in a lump sum or annual installments, not exceeding 15 installments.

         E.      Death Benefit and Beneficiary Designation

                 In the event of the Director's death, the entire balance in the Director's Deferred Account shall be paid to his beneficiary as soon as administratively possible after his death.

                 A Director may designate a beneficiary or beneficiaries to receive the balance of his Deferred Account upon his death. Any death benefit with respect to a Director who did not designate a beneficiary or who is not survived by a beneficiary shall be paid to the personal representative of the Director.





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                                                           REVISED FEBRUARY 1995
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4.       PAYMENT OF ACCOUNTS

         A.      Lump Sum

                 Lump sum payments shall be made in the form that reflects the investment of the Deferred Account at the end of the Deferral Period; the Cash Account shall be paid in cash and the Stock Account shall be paid in Common Stock.

         B.      Annual Installments

                 Annual installments shall be paid only in cash. Accordingly, if a Participant elects to receive his Deferred Account in annual installments, any Common Stock in the Deferred Account shall be converted to cash at the fair market value of such Common Stock at the close of business on the last business day of the Deferral Period, and his Deferred Account shall automatically become 100 percent invested in the Cash Account on the date that the Deferral Period ends.

                 Annual installments shall equal:

                 (i) the value of the Deferred Account on the date that payments begin divided by the number of installments elected by the Participant, plus

                 (ii) interest credited to the Cash Account since the previous installment.

5.       TERMINATION/AMENDMENT OF ELECTION

         A Deferral Election shall continue until a Director modifies such election by written notice.

         A Director may make the following modifications to his Deferral
         Elections:

         A. INCREASE OR DECREASE THE AMOUNT OF FEES THAT ARE DEFERRED. This change shall be effective only for calendar years following the year in which the Corporation receives the new Deferral Election.

         B. CHANGE THE INVESTMENT ELECTION. This change shall be subject to the Corporation's open trading-window policy governing the purchase and sale of its Common Stock (except for when the Director has ceased to be a Director) and shall be effective on the later of the date that it is received by the Corporation or the date elected by the Director. At the Director's election, the change in investment election may apply to amounts previously deferred and/or amounts to be deferred after the effective date of the modification. An investment election may not be changed after the expiration of the Deferral Period.

         C. CHANGE THE DEFERRAL PERIOD. This change shall be effective only for amounts earned in the calendar year(s) following the calendar year in which the Corporation receives the new Deferral Election.

         D. CHANGE THE MANNER OF PAYMENT. A Director may change his previous election with regard to manner of payment at any time and the change will be effective if the election is received by the Corporation at least 12 months prior to the end of the applicable Deferral Period and at least three months before the date that the Director ceases to be a Director. An election that is in effect (as provided herein) as of this deadline for changing the such elections shall be irrevocable and shall be binding on the Director and Corporation.





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                                                           REVISED FEBRUARY 1995
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         E.      CHANGE IN BENEFICIARIES.  A Director may change beneficiaries by filing a written change of beneficiary designation form with the Corporation and such new beneficiary designation shall be effective upon receipt by the Corporation.

         A Director may terminate the deferral of his earnings at any time. Upon termination, a Director's Deferred Account shall continue to be credited with investment earnings, as provided by Section 3.C, and the Deferral Period shall continue in effect.

6.       SUBSEQUENT DEFERRAL ELECTIONS

         A Director who has filed an election to terminate his Deferral Election may thereafter again file a Deferral Election effective for the calendar year subsequent to the calendar year in which he files such new election.

7.       HARDSHIP

         In the event of a substantial, unforeseen hardship, a Director may file a notice with the Chairman of the Nominations and Board Affairs Committee of the Board of Directors, advising the Committee of the circumstances of the hardship, and requesting a withdrawal of previously deferred amounts, or, where a former Director is receiving annual installment payments, requesting accelerated payment. The Committee, in its sole discretion, may agree to accelerate distribution of all or a part of amounts previously deferred.
Should the Committee agree, such distribution shall occur as soon as possible thereafter. The Committee shall determine how a current Director's Cash and Common Stock accounts shall be charged for the withdrawal. No member of the Committee may vote on, or otherwise influence a decision of the Committee concerning his request for a hardship withdrawal. A hardship withdrawal by a Director shall have no effect on any amounts remaining in the Plan, and shall not have any effect on his current Deferral Election, after the hardship withdrawal.

         For purposes of this paragraph, a substantial unforeseen hardship is a severe financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the Director's control. To the extent such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Director's assets, to the extent the liquidation of such assets would not itself cause a financial hardship, and (iii) by cessation of deferrals under the Plan, accelerated payment may not be made. Withdrawals of amounts because of an unforeseen hardship may only be permitted to the extent reasonably necessary to satisfy the hardship. Examples of what are not considered to be unforeseeable hardships include the need to send a Director's child to college, or the desire to purchase a home.

8.       TAX DETERMINATION

         Notwithstanding any other provision, in the event of a determination, as defined in section 1313(a) of the Internal Revenue Code, that any Director is subject to income taxation on amounts deferred under this Plan, the amounts that are includable in the Director's federal gross income shall be distributed to such Director upon the receipt by the Corporation of notice of such determination.

9.       AGREEMENT TO REIMBURSE CORPORATION FOR TAXES, PENALTIES AND INTEREST

         Upon filing a Deferral Election, the Director agrees to reimburse the Corporation for any federal and/or state taxes, penalties or interest that are assessed against the Corporation by the appropriate taxing authority, and any attorney's fees associated with such assessment, for failure to withhold federal and/or state income taxes on deferred amounts that are determined by the taxing authority to be properly includable in the Director's gross income.





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                                                           REVISED FEBRUARY 1995
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10.      CREDITOR STATUS

         The rights of a Director in his Deferred Account shall be only as a general, unsecured creditor of the Corporation. Any amount of cash or number of shares of Common Stock payable under this Plan shall be paid solely from the general assets of the Corporation and a Director shall have no rights, claim, interest or lien in any property which the Corporation may have, acquire, or otherwise identify to assist the Corporation in fulfilling its obligation to any and all Directors under the Plan.

11.      ADMINISTRATION

         The Secretary of the Corporation shall provide a copy of this Plan to each Director.

         The Board may at any time terminate or amend the Plan provided, however, that such termination or amendment shall have no effect on any amounts remaining in the Plan and shall not have any effect on current Deferral Elections prior to the termination or amendment.

         IN WITNESS WHEREOF, Student Loan Marketing Association has caused this instrument to be duly executed in its name and on its behalf on this 21st day of February, 1995.

                                        STUDENT LOAN MARKETING ASSOCIATION

                                        /s/ TIMOTHY G. GREENE
                                        ----------------------------------------
                                        Timothy G. Greene,
                                        Executive Vice President and General
                                        Counsel





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                                                           REVISED FEBRUARY 1995